CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm", "Financial Statements and Experts", and "Representations and Warranties" and to the use of our reports dated May 21, 2008 with respect to Dreyfus Premier Intrinsic Value Fund and October 17, 2007 with respect to Dreyfus Premier Strategic Value Fund, which are incorporated by reference, in this Registration Statement on Form N-14 of Dreyfus Premier Strategic Value Fund.

/S/ ERNST & YOUNG LLP

  New York, New York
  June 5, 2008